UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2022
VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)
(267) 607-8255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, on June 27, 2022, Vallon Pharmaceuticals, Inc. (the “Company”) received notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share over the previous 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Nasdaq’s notice had no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq provided the Company with an initial compliance period of 180 calendar days, or until December 27, 2022, to regain compliance with the Bid Price Rule.
On December 28, 2022, having not regained compliance with the Bid Price Rule, the Company received a letter from the Staff notifying the Company that, unless the Company timely requests a hearing, the Company’s common stock would be scheduled for delisting from The Nasdaq Capital Market and would be suspended at the opening of business on January 6, 2023. According to the letter from Nasdaq, the Company has not regained compliance with the Bid Price Rule and is not eligible for a second 180 day extension period because the Company does not comply with the minimum $5,000,000 Stockholders’ Equity initial listing requirement for The Nasdaq Capital Market.
Accordingly, the Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”). The hearing request will result in a stay of any suspension or delisting action pending the hearing and the expiration of any extension period granted by the Panel following the hearing. In that regard, the Panel has the right to grant the Company an extension to regain compliance with the Bid Price Rule. However, there can be no assurance that the Panel will grant the Company an extension to comply with the Bid Price Rule or, even if an extension is granted, that the Company will be able to regain compliance with all applicable requirements for continued listing. If the trading of the Company’s common stock is suspended, the Company’s common stock will cease to be quoted on The Nasdaq Capital Market.
On December 23, 2022, the Company filed a preliminary proxy statement/prospectus/information statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) relating to a special meeting (the “Special Meeting”) of the stockholders of the Company, at which the stockholders are expected to consider and vote on a proposal to authorize Vallon’s board of directors, in its discretion, to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split Proposal”). The proposed reverse stock split, if approved by stockholders and effected by Vallon’s board of directors, would allow the Company to again become compliant with the Bid Price Rule. The reverse stock split will not be effective unless and until the stockholders approve the Reverse Stock Split Proposal, and unless and until an amendment to the Company’s certificate of incorporation, as amended, to effect the reverse stock split is filed with the Secretary of State of the State of Delaware. There can be no assurance that the Company will not be delisted from The Nasdaq Capital Market before or after the stockholders have the opportunity at the Special Meeting to approve the Reverse Stock Split Proposal.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the risk that the Company’s appeal to the Panel will not be successful. The risks and uncertainties involved include uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq listing rules; risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters; and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2022	VALLON PHARMACEUTICALS, INC.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer